EXHIBIT 5.1



                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                            TELEPHONE: (305) 579-0500
                           TELECOPIER: (305) 579-0717

                                                             September 3, 1999

SmartDisk Corporation
3506 Mercantile Avenue
Naples, Florida 34104

         Re:      SMARTDISK CORPORATION
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1 (File No. 333-82793) (the "Registration Statement"), filed by SmartDisk Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested us to furnish you our opinion as to the legality of the 3,450,000 shares (including 450,000 shares subject to the over-allotment option) of common stock, par value $.001 per share, of the Company (the "Shares") being registered thereunder.

         For the purpose of rendering our opinion, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Certificate of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date; and (c) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

         Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when such Shares are issued and delivered by the Company and paid for as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

SmartDisk Corporation
Re. Registration Statement on Form S-1
September 3, 1999
Page 2

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                                 Very truly yours,

                                                 GREENBERG TRAURIG, P.A.


                                                 /S/GREENBERG TRAURIG, P.A.
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